EXHIBIT 1

                                CASH TRANSACTIONS

                               TRANSCANADA CAPITAL
                               -------------------


6/30/97   Receipt of Interest on TransCanada Pipeline              $3,500,196.88
          Limited 8.75% Junior Subordinated Debentures             -------------
          due July 24, 2045

6/30/97   Funds disbursed to Holders of TransCanada Capital        $3,500,196.88
          Cumulative  Trust Originated Preferred Securities        -------------
          and Common Stock



Dated:  July 17, 1997




                                         By:   IBJ SCHRODER BANK & TRUST COMPANY
                                               as Administrative Trustee



                                               By: \s\ Stuart Rothenberg
                                                  ------------------------------
                                                       Stuart Rothenberg
                                                       Assistant Vice President